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                                     ARTHUR
                                    ANDERSEN





                                        __________________________________
                                        Arthur Andersen & Co.
                                        Certified Public Accountants
                                        __________________________________
                                        25/F., Wing On Centre
                                        111 Connaught Road Central
                                        Hong Kong
                                        852 2852 0222
June 14, 1996                           852 2815 0548 Fax
                                        Direct Fax:




The Directors
American Craft Brewing International Limited
41 Cedar Avenue
P O Box HM 1179
Hamilton HM EX
Bermuda


Dear Sirs,


As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm included in or made a part of this Registration Statement.





Very truly yours,


Arthur Andersen & Co.


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